       As filed with the Securities and Exchange Commission on May 4, 2001
                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                          RELIANT ENERGY, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                -----------------

                    TEXAS                                74-0694415
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                1111 LOUISIANA
                HOUSTON, TEXAS                             77002
  (Address of principal executive offices)              (Zip Code)

                                -----------------

                          RELIANT ENERGY, INCORPORATED
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                -----------------

                                 Hugh Rice Kelly
        Executive Vice President, General Counsel and Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 207-3000

                                -----------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          PROPOSED                PROPOSED
                                                           MAXIMUM                 MAXIMUM
                                                          OFFERING                AGGREGATE               AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO BE              PRICE                 OFFERING              REGISTRATION
      TO BE REGISTERED             REGISTERED           PER SHARE (2)             PRICE (2)                FEE (3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, without
  par value (1)                 15,000,000 shares          $48.74                $731,100,000              $182,775
===========================================================================================================================

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock of Reliant Energy, Incorporated reported on the New York Stock Exchange Composite Tape on May 2, 2001.

(3) Because no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.
================================================================================

                             INTRODUCTORY STATEMENT

                  Reliant Energy, Incorporated (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its Common Stock, without par value, and associated Rights to purchase its Series A Preference Stock, without par value (such Common Stock and associated Rights collectively, the "Common Stock"), issuable pursuant to the terms of the Reliant Energy, Incorporated Long-Term Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by the Company (File No. 1-3187) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000;

                  (2) the Company's Current Report on Form 8-K dated January 26, 2001 and filed with the Commission on January 26, 2001;

                  (3) the Company's Current Report on Form 8-K dated April 16, 2001 and filed with the Commission on April 16, 2001;

                  (4) the Company's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2001; and

                  (5) the description of the Common Stock contained in Exhibit 99(b) to the Company's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2000 filed for the purpose of updating the description of the Common Stock contained in Item 4 of the Company's registration statement on Form 8-B, as filed with the Commission on July 30, 1997 (under a prior name, Houston Lighting & Power Company).

                  All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

                  Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such Director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

                  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
-------                --------------------                 ------------          ------------         ---------
4.1* -       Restated Articles of Incorporation of      Form 10-K for the            1-3187              3(a)
             the Company (restated as of September      year ended December
             1997)                                      31, 1997

4.2*         Amendment to the Company's Articles of     Form 10-Q for the            1-3187               3(b)
             Incorporation                              quarter ended March
                                                        31, 1999

4.3* -       Amended and Restated Bylaws of the         Form 10-Q for the            1-3187                3
             Company (adopted on May 3, 2000)           quarter ended
                                                        March 31, 2000

4.4* -       Amended and Restated Rights Agreement      Registration              333-11329            4(b)(1)
             dated August 6, 1997 between the Company   Statement on Form
             and Chase Bank of Texas, National          S-4
             Association, as Rights Agent, including
             Form of Statement of Resolution
             Establishing Series of Shares designated
             Series A Preference Stock and Form of
             Rights Certificate

4.5* -       Amendment No. 1 to Rights Agreement,       Form 10-Q for the           1-3187                4
             dated as of May 8, 2000, between the       quarter ended March
             Company and Chase Bank of Texas,           31, 2000
             National Association, as Rights Agent

4.6 -        Long-Term Incentive Plan of Reliant
             Energy, Incorporated effective
             January 1, 2001

4.7 -        First Amendment to Long-Term Incentive
             Plan effective January 1, 2001

5.1 -        Opinion of Baker Botts L.L.P.

23.1 -       Consent of Deloitte & Touche LLP

23.2 -       Consent of Baker Botts L.L.P.
             (included in Exhibit 5.1)

24.1 -       Power of Attorney (included on the
             signature page to this Registration
             Statement)

---------------

*        Incorporated herein by reference as indicated.

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 3, 2001.


                                         RELIANT ENERGY, INCORPORATED
                                         (Registrant)


                                         By: /s/ R. STEVE LETBETTER
                                           ------------------------------------
                                                   R. Steve Letbetter,
                                                 Chairman, President and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Rice Kelly, R. Steve Letbetter and Stephen W. Naeve, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                             Signature                               Title                               Date
                             ---------                               -----                               ----

/s/ R. Steve Letbetter                                               Chairman, President, Chief       May 3, 2001
-----------------------------------------------------------          Executive Officer and
                       (R. Steve Letbetter)                          Director (Principal
                                                                     Executive Officer and
                                                                     Director)


/s/ Stephen W. Naeve                                                 Vice Chairman and Chief          May 3, 2001
------------------------------------------------------------         Financial Officer
                        (Stephen W. Naeve)                           (Principal Financial
                                                                     Officer)


/s/ Mary P. Ricciardello                                             Senior Vice President and        May 3, 2001
------------------------------------------------------------         Chief Accounting Officer
                      (Mary P. Ricciardello)                         (Principal Accounting
                                                                     Officer)


/s/ James A. Baker, III                                              Director                         May 3, 2001
------------------------------------------------------------
                       (James A. Baker, III)


                             Signature                               Title                               Date
                             ---------                               -----                               ----


 /s/ Richard E. Balzhiser                                            Director                         May 3, 2001
------------------------------------------------------------
                      (Richard E. Balzhiser)



/s/ Milton Carroll                                                   Director                         May 3, 2001
------------------------------------------------------------
                         (Milton Carroll)



/s/ John T. Cater                                                    Director                         May 3, 2001
------------------------------------------------------------
                          (John T. Cater)



/s/ O. Holcombe Crosswell                                            Director                         May 3, 2001
------------------------------------------------------------
                      (O. Holcombe Crosswell)



/s/ Robert J. Cruikshank                                             Director                         May 3, 2001
------------------------------------------------------------
                      (Robert J. Cruikshank)



/s/ Linnet F. Deily                                                  Director                         May 3, 2001
------------------------------------------------------------
                         (Linnet F. Deily)



/s/ T. Milton Honea                                                  Director                         May 3, 2001
------------------------------------------------------------
                         (T. Milton Honea)



/s/ Laree E. Perez                                                   Director                         May 3, 2001
------------------------------------------------------------
                         (Laree E. Perez)


                                INDEX TO EXHIBITS


                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
------                 --------------------                 ------------          ------------         ---------

4.1* -       Restated Articles of Incorporation of      Form 10-K for the            1-3187                3(a)
             the Company (restated as of September      year ended December
             1997)                                      31, 1997


4.2*         Amendment to the Company's Articles of     Form 10-Q for the            1-3187                3(b)
             Incorporation                              quarter ended March
                                                        31, 1999


4.3* -       Amended and Restated Bylaws of the         Form 10-Q for the            1-3187                3
             Company (adopted on May 3, 2000)           quarter ended March
                                                        31, 2000


4.4* -       Amended and Restated Rights Agreement      Registration                 333-11329             4(b)(1)
             dated August 6, 1997 between the Company   Statement on Form
             and Chase Bank of Texas, National          S-4
             Association, as Rights Agent, including
             Form of Statement of Resolution
             Establishing Series of Shares designated
             Series A Preference Stock and Form of
             Rights Certificate


4.5* -       Amendment No. 1 to Rights Agreement,       Form 10-Q for the            1-3187                4
             dated as of May 8, 2000, between the       quarter ended March
             Company and Chase Bank of Texas,           31, 2000
             National Association, as Rights Agent

4.6 -        Long-Term Incentive Plan of Reliant
             Energy, Incorporated effective
             January 1, 2001

4.7 -        First Amendment to Long-Term Incentive
             Plan effective January 1, 2001


5.1 -        Opinion of Baker Botts L.L.P.


23.1 -       Consent of Deloitte & Touche LLP

23.2 -       Consent of Baker Botts L.L.P.
             (included in Exhibit 5.1)

24.1 -       Powers of Attorney (included in the
             signature page to this Registration
     -       Statement)

----------------

* Incorporated herein by reference as indicated.